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                                                                      EXHIBIT 21

                                   KADANT INC.
                         Subsidiaries of the Registrant

At March 20, 2003, the Registrant owned the following companies:

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
                                                             STATE OR
                                                          JURISDICTION OF      PERCENT OF
                                  NAME                     INCORPORATION       OWNERSHIP
----------------------------------------------------------------------------------------
ArcLine Products, Inc.                                        New York            100
Fibertek U.K. Limited                                         England             100
   Kadant U.K. Limited                                        England             100
      D.S.T. Pattern Engineering Company Limited              England             100
          Vickerys Limited                                    England             100
             Winterburn Limited                               England             100
Kadant AES Canada Inc.                                        Canada              100
Kadant AES Mexico, S.A. de C.V.                               Mexico              100
Kadant Black Clawson Inc.                                     Delaware            100
Kadant International Holdings Inc.                            Delaware            100
   Kadant Lamort                                               France             100
      Kadant Lamort Ltda.                                      Brazil              70
      Kadant Lamort GmbH                                      Germany             100
      Kadant Lamort S.A.                                       Spain              100
      Kadant Lamort S.r.l.                                     Italy              100
      Kadant Lamort AB                                         Sweden             100
      Kadant BC Lamort UK                                     England             100
      Kadant Cyclotech AB                                      Sweden             100
Kadant Web Systems Inc.                                    Massachusetts          100
   Fiberprep Inc. (31.05% of which shares are owned           Delaware             95
    directly by Kadant Lamort)
      Fiberprep Securities Corporation                     Massachusetts          100
Kadant Fibergen Inc.                                          Delaware            100
   Fibergen Securities Corporation                         Massachusetts          100
   Kadant GranTek Inc.                                       Wisconsin            100
   Kadant Composites Inc.                                     Delaware            100
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